SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: June 8, 2007
(Date of earliest event reported)

eLEC COMMUNICATIONS CORP.
(Exact name of Registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

0-4465	13-2511270
(Commission File No.)	(I.R.S. Employer
Identification No.)

75 South Broadway, Suite 302
White Plains, New York 10601
(Address of principal executive offices; zip code)

(914) 682-0214
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.
below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17
CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17
CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.	Entry into a Material Definitive Agreement.

On June 8, 2007 the Company entered into Amendment No. 4 to the definitive purchase agreements (“Agreements”) to sell two wholly-owned subsidiaries that are operating as competitive local exchange carriers, New Rochelle Telephone Corp. and Telecarrier Services,
Inc., to two wholly-owned subsidiaries of Cyber Digital, Inc., CYBD Acquisition, Inc. and
CYBD Acquisition II, Inc. The purpose of amending the Agreements was to extend the Outside
Date (as defined in the Agreements) from May 31, 2007 to June 22, 2007.

Item 5.02.	Departure of Directors or Principal Officers.

On June 8, 2007, the Company terminated the employment of a Named Executive,
Michael H. Khalilian.

Item 8.01.	Other Events.

The shareholders approved Proposals 2 through 6 at the annual shareholders’
meeting, and elected four of the five directors who were nominated for the director positions.
Greg M Cooper, Gayle Greer, Paul H. Riss and S. Miller Williams were elected.

SECTION 9 – FINANCIAL STATEMENT AND EXHIBITS

Item 9.01		Financial Statements and Exhibits.

(c)	Exhibits.

	Number	Documents

	10.1	Amendment No. 4, dated June 8, 2007, to Stock Purchase Agreement dated as of December 14, 2006 by and among eLEC Communications
Corp., CYBD Acquisition, Inc. and Cyber Digital, Inc., with respect to the stock of New Rochelle Telephone Corp., as amended to date.

	10.2	Amendment No. 4, dated June 8, 2007, to Stock Purchase Agreement dated as of December 14, 2006 by and among eLEC Communications
Corp., CYBD Acquisition II, Inc. and Cyber Digital, Inc., with respect to the stock of Telecarrier Services, Inc. as amended to date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eLEC COMMUNICATIONS CORP.

Date:	June 12, 2007	By:	/s/ Paul H. Riss
Paul H. Riss
Chief Executive Officer

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